CENTRAL BANK
                            SOMERVILLE, MASSACHUSETTS

                                 INCENTIVE PLAN

                                TABLE OF CONTENTS

Introduction and Highlights of                                             Page
Incentive Plan for Fiscal 2004..........................................   1- 2

Incentive Plan

Section I   - Definitions.................................................... 3

Section II  - Participation.................................................. 4

Section III - Activating the Plan............................................ 4

Section lV  - Calculations of Awards......................................... 4

Section V   - Distribution of Awards......................................... 5

Section VI  - Plan Administration............................................ 5

Section VII - Amendment, Modification, Suspension or
                   Termination............................................... 5

Section VIII - Effective Date................................................ 6

Section IX   - Employer Relations with Participants.......................... 6

Section X    - Governing Law................................................. 6

Section XI   - President's Discretion........................................ 6

Fiscal 2004 Performance Goals........................................Appendix A

Distribution of Awards...............................................Appendix B

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                                  CENTRAL BANK
                            SOMERVILLE, MASSACHUSETTS


                         INTRODUCTION AND HIGHLIGHTS OF
                         INCENTIVE PLAN FOR FISCAL 2004

Thomas Warren and Associates has been retained by the Central Bank to develop an incentive plan. It is important to examine the benefits which accrue to the organization through the operation of the incentive plan.

     o    Provides  Motivation:  The opportunity  for incentive  awards provides
          executives  with  the  impetus  to  "stretch"  for  challenging,   yet
          attainable, goals.

     o Provides Retention: by enhancing the bank's competitive compensation posture.

     o Provides Management Team Building: by making the incentive award dependent on the attainment of bank goals, a "team orientation" is fostered among the participant group.

     o Provides Competitive Compensation Strategy: The implementation of incentive arrangements is common in the banking industry today.

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                                  CENTRAL BANK
                            SOMERVILLE, MASSACHUSETTS


The highlights of the incentive plan included in the following pages are as follows:

     1. The recommended plan is competitive compared with similar sized banks and the banking industry in general.

     2.   The Board of Directors controls all aspects of the Plan

     3. All exempt employees level IV and higher are participants, with the exception of the Infinex employees.

     4. The financial criteria necessary for plan operation consists of ROAA and individual objectives goals.

     5. Incentive distributions range form 0% of base salary (did not meet goal) to 30% of base salary (maximum performance of plan).

     6. Award distribution would be made during the fiscal 2005 for fiscal 2004 performance.

     7.   The categories of incentive plan participants are as follows:

          Position:                             Range of Bonus Awards:

          CEO                                   0% - 30%

          Senior Vice Presidents                0% - 25%

          Vice Presidents                       0% - 20%

          Middle Management Officers            0% - 15%


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                                  CENTRAL BANK

                            SOMERVILLE, MASSACHUSETTS


The Board of Directors of Central Bank has established this Incentive Plan. The purpose of the plan is to meet and exceed financial goals and to promote a superior level of performance relative to the Bank's competition in its market area. Through payment of incentive compensation beyond base salaries, the plan provides reward for meeting and exceeding the bank's financial goals as well as recognition of individual achievements for plan participants.

SECTION I - DEFINITIONS

     Various terms used in the plan are defined as follows:

     Base Salary: the base salary earned during the plan year, excluding any bonuses, commissions, contributions to employee benefit programs, or other compensation not designated as salary.

     Board of Directors: The Board of Directors of Central Bank.

     President & CEO: President and CEO of Central Bank.

     Management Performance Goals: Those pre-set objectives and goals that are required to activate distribution of awards under the plan.

     Compensation  Committee:   The  Compensation  Committee  of  the  Board  of
     Directors of the Bank.

     Plan Participant: An eligible employee of the Bank designated by the President & CEO and approved by the Compensation Committee for participation for the Plan year. Infinex employees will not participate in the plan.

     Plan Year: The Bank's fiscal year.


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SECTION II - ELIGIBILITY TO PARTICIPATE

To be eligible for an award under the plan, a plan participant must be in the service of the Bank on September 30, 2003 and at the close of the fiscal year. If a bonus plan participant leaves the employ of the Bank during the plan year, he/she is not eligible to receive an award. However, if the active service with the Bank of a participant in the plan is terminated by death, disability, retirement, or if the participant is on an approved leave of absence, the President may recommend an award to such a participant based on the proportion of the plan year that he/she was in active service with the Bank. Part time employees will participate in the Plan.


SECTION III - ACTIVATING THE PLAN


The operation of the plan is predicated on attaining or exceeding the ROAA performance goal. The performance goal for the plan year is set forth in Appendix A.


SECTION IV - CALCULATION OF AWARDS


The Compensation Committee designates a rate of distribution for the executive award. The actual rate of distribution is based upon Bank performance. The full Board of Directors will approve the plan and annual amendments.


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SECTION V - DISTRIBUTION OF AWARDS

Distribution of awards will be made during the first quarter following the plan year after the May Board meeting. In the event of death, any approved award as outlined in Section II for distribution will become payable to the designated beneficiary of the participant as recorded under the Bank's group life insurance program, or in the absence of a valid designation, to the participant's estate.


SECTION VI - PLAN ADMINISTRATION


The Compensation Committee shall, with respect to the plan, have full power and authority to construe, interpret and manage, control and administer this plan, and to pass and decide upon cases in conformity with the objectives of the plan under such rules as the Board of Directors of the Bank may establish.

Any decision made or action taken by the Bank, the Board of Directors, or the Compensation Committee arising out of, or in connection with, the administration, interpretation, and effect of the plan shall be at their absolute discretion and will be conclusive and binding on all parties.

No member of the Board of Directors, Compensation Committee, or employee of the Bank shall be liable for any act or action hereunder, whether of omission or commission, by a plan participant or employee or by any agent to whom duties in connection with the administration of the plan have been delegated in accordance with the provision of the plan.


SECTION VII - AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION


The Bank reserves the right, by and through its Board of Directors to amend, modify, suspend, reinstate or terminate all or part of the plan at the end of any plan year. The Board of Directors will give prompt written notice to each participant of any amendment, suspension or termination or any material modification of the plan. The plan will be modified should any unusual event occur such as an acquisition and /or sale of branch, etc.


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SECTION VIII - EFFECTIVE DATE OF THE PLAN


The initial effective date of the plan shall be April 1, 2001 and the April 1 of each fiscal year for succeeding plan years.


SECTION IX - EMPLOYER RELATION WITH PARTICIPANTS


Neither establishment nor the maintenance of the plan shall be construed as conferring any legal rights upon any participant or any person for a continuation of employment, nor shall it interfere with the right of an employer to discharge any participant or otherwise deal with him/her without regard to the existence of the plan.


SECTION X - GOVERNING LAW


Except to the extent pre-empted under federal law, the provisions of the plan shall be construed, administered and enforced in accordance with the domestic internal law of the Commonwealth of Massachusetts.

In the event of relevant changes in the Internal Revenue Code, related rulings and regulations, or changes imposed by other regulatory agencies affecting the continued appropriateness of the plan and awards made hereunder, the Board may, at its sole discretion, accelerate or change the manner of payments of any unpaid awards or amend the provisions of the plan.


SECTION XI - PRESIDENT'S DISCRETION


The President and CEO will review the amounts to be awarded to individual participants in the incentive plan. No award will be made to a participant whose normal performance appraisal does not meet acceptable standards. The President may recommend to the Board of Directors an adjustment to a bonus award for an individual if his/her performance warrants. Board of Directors may adjust the President and CEO bonus award.

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